UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700

Chicago, IL 60606

(Address of principal executive offices with Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2023, MAIA Biotechnology, Inc. (the “Company”) suspended sales of its common stock, par value $0.0001 per share (“Common Stock”), pursuant to that certain Sales Agreement, dated as of September 1, 2023 (the “Sales Agreement”), between the Company and ThinkEquity LLC (the “Agent”), the Company’s sales agent thereunder, and provided notice to the Agent that it is terminating the Sales Agreement, which termination will be effective 10 days after November 15, 2023, in accordance with the terms of the Sales Agreement. In accordance with the terms of the Sales Agreement, the Company was initially authorized to offer and sell shares of Common Stock having an aggregate offering price of up to up to $7,000,000 from time to time through the Agent, in an “at the market” equity offering program. Through November 15, 2023, the Company had sold an aggregate of 758,388 shares of Common Stock through the Agent under the Sales Agreement, resulting in gross proceeds of $1,667,084.40.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2023 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required by this Item 3.01, the information set forth in Item 8.01 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, Joseph McGuire and Dr. Mihail Obrocea were terminated from their positions as Chief Financial Officer (and principal financial and accounting officer) and Chief Medical Officer, respectively, of the Company, effective immediately, as part of the Company’s effort to streamline operations. Mr. McGuire’s and Dr. Obrocea’s terminations were not based on any disagreement with the Company’s operations, policies or practices. Mr. McGuire and Dr. Obrocea will receive severance in the amounts of $$330,000 and $418,000, respectively, in accordance with their employment agreements, dated as of September 16, 2022 with the Company, in addition to 30 calendar days’ worth of their respective base salaries in lieu of the Company providing them with the required 30-day notice for termination under their employment agreements.

On the same date, the Company appointed Jeffrey Himmelreich as its Head of Finance and principal financial and accounting officer. Mr. Himmelreich, age 49, has extensive finance, accounting and public company reporting experience. Prior to his recent appointment, since September 2023, Mr. Himmelreich acted as the Company’s Director of Accounting and Financial Reporting, where he provided oversight for the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) and other related financial, accounting or reporting matters. From July 2021 to September 2023, Mr. Himmelreich acted as the Chief Financial Officer of Microtech Knives, Inc., a private manufacturer of hand tools. Further, from December 2018 to July 2021, Mr. Himmelreich served as the Director of Finance and Accounting at Avadim Health Inc., a healthcare-related private company, during which time he assisted with SEC filings of Avadim Health Inc. for a proposed initial public offering. Mr. Himmelreich has a Bachelor of Science (B.S.) in Accounting from the Indiana University of Pennsylvania, and a Master of Business Administration from Pennsylvania State University.

There will be no change to Mr. Himmelreich’s compensation arrangements with the Company at this time. On August 30, 2023, the Company entered into an employment agreement with Mr. Himmelreich that governs the current terms of his employment with the Company (the “Employment Agreement”). The Employment Agreement provides that Mr. Himmelreich receives an annual base salary of $210,000, less deductions and withholdings, and he is eligible for a discretionary performance-based annual bonus of up to 20% of his then-current base salary. Additionally, Mr. Himmelreich is eligible to participate in the Company’s 2021 Equity Incentive Plan and entitled to employee benefits in which similarly situated employees receive. Mr. Himmelreich is also expected to enter into the Company’s standard indemnification agreement in substantially the same form that the Company entered with its other directors and officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2022 with the SEC, and is incorporated herein by reference.

The foregoing description of the Employment Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

There are no other arrangements or understandings between Mr. Himmelreich and any other person pursuant to which he was appointed to the position of Head of Finance of the Company, and Mr. Himmelreich is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Himmelreich and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 8.01	Other Events.

On November 14, 2023, the Company was orally advised by NYSE American LLC (“NYSE American”) that, based on information available to it, NYSE American does not believe the Company is in compliance with NYSE American continued listing standards relating to stockholders’ equity. Specifically, the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the NYSE American Company Guide, which requires that a listed company have stockholders’ equity of at least $4 million if the company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported stockholders’ equity of approximately $2.7 million as of September 30, 2023, the end of its third fiscal quarter of 2023, and has had losses from continuing operations and/or net losses in each of its fiscal years ended December 31, 2020, 2021 and 2022. The Company has not received a formal written notice from NYSE American regarding this matter as of the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement between Jeffrey Himmelreich and the Company, dated as of August 30, 2023.

10.2	Form of Indemnification Agreement between the Company and each of its directors and executive officers (filed as Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on August 1, 2022, and incorporated herein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2023

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer